Exhibit 99.1

Contact:

David Smith

212-515-7783

NEW SENIOR ANNOUNCES CLOSING OF $720 MILLION REFINANCING

NEW YORK — October 12, 2018 — New Senior Investment Group Inc. (“New Senior” or the “Company”) (NYSE: SNR) announced today that it has completed the refinancing of a $720 million secured loan (the “Loan”) with Freddie Mac arranged through KeyBank Real Estate Capital. The Loan has a term of seven years and bears interest at LIBOR plus 232 basis points, an improvement of approximately 170 basis points, or $12 million annually, versus the prior financing. Additionally, the refinancing improved the Company’s weighted average debt maturity from three years to over five years.

ABOUT NEW SENIOR

New Senior Investment Group (NYSE: SNR) is a publicly-traded real estate investment trust with a diversified portfolio of senior housing properties located across the United States. As of June 30, 2018, New Senior is one of the largest owners of senior housing properties, with 133 properties across 37 states. New Senior is managed by an affiliate of Fortress Investment Group LLC, a global investment management firm. More information about New Senior can be found at www.newseniorinv.com.

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